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Mr. Richard Culhane
Senior Director, Human Resources & Administration
California Power Exchange Corporation
1000 South Freemont Street
Building A9
Alhambra, California 91803 4737

Dear Richard,

Thanks again for your advice. Finding the best and right way to shape a sustainable value-driven relationship in these times of urgency and change is a substantial challenge. Your insight regarding the PX's priorities and how Perot Systems Corporation may best match its experience and talents in meeting these needs are considered invaluable.

We are excited about the possibility of PSC participating in designing the processes, which will drive the customer's perception of the PX's service quality. We possess the talent to deliver the desired results and, look forward to taking this next step in building our relationship.

Enclosed for your review is a brief overview of our capabilities, including a description of our approach and profiles of PSC associates we would engage. I have deliberately kept the attachments to a minimum but, can provide summaries of completed initiatives and references.

The proposed team combines talents from Jim Champy's business process consulting group with industry domain experts. These are persons who can lay claim to possessing the experience of already having done similar work and can thus ensure [we hit] our hitting the ground running to advise the PX on what must be done to deliver success. Hemant Lall and Paul Gribik, the industry domain experts, have had extensive experience in both gas /electricity trading and market restructuring. Jack Calhoun, aside from his extensive reengineering expertise, is also one of PSC's lead designers in the creation of concepts guiding the development of digital trading markets. Susan Howard, in addition to having spent considerable time working with Swiss Bank and the financial services markets, was also a lead designer of PSC's concepts and architecture for our customer management strategic service offerings. This team's combination of energy and financial services market experience is unique.

I'm faxing this document on to you for your review. I will be in California the early part of this week and in our Alhambra offices on Wednesday. I'll contact your offices to check on status and answer any questions you may have regarding these materials.

We are looking forward to working with you.

Sincerely,


Ed Smith

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                           Perot Systems Business Consulting Engagement Summary


Background                 The Business Consulting unit of Perot Systems
                           Corporation (PSC) has been practicing and implementing the core principles of Business Process
                           Reengineering since its inception in the early
                           1990's.

                           Led by Jim Champy, well-known author of Business Process Reengineering, Reengineering Management and Fast Forward and developer of BPR, the group has developed effective techniques to enable businesses achieve economic value through rapid business process redesign. Our view is that a process is a set of activities that delivers value to customers and that each business is a collection of processes. We use a holistic approach to identify areas for dramatic improvement, target quick hits for immediate financial payback and deliver results, developed on a strong customer-focused foundation.

                           We implement what we call Rapid Reengineering - which is not synonymous with slash and bum tactics, downsizing and other negative connotations that the term reengineering sometimes brings to mind. We believe that in most companies, the gap between of what is and the potential business performance is enormous.

                           We help our clients achieve breakthrough improvements in business performance. Through an initial engagement we use unique, proven techniques to dramatically improve the pace for:

                           * building alignment with a focus on service excellence,

                           * implementing process, systems and organizational change,

                           * creating an environment with much higher levels of clarity and commitment to achieving business goals, and

                           * building more effective collaboration between IT and business by maximizing utilization of management, human and technology assets.

                           Following is a short overview of highlights from a typical engagement, including the Performance Driven Redesign Workshop, and staff profiles for the initial engagement. We welcome the opportunity to meet with you to discuss more about our approach, share our references, and develop a plan to successfully enable you for the customer-focused challenges the Energy industry is demanding.



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The Initial Engagement      A fast paced, practical approach is essential to the
                            success of any project. Moving rapidly to capitalize on organization momentum, we will create a workable project plan and template for analysis that will create lasting value for the California Power Exchange. We will:

                            * analyze and evaluate the customer value-driven processes planned for and within the context of California Power Exchange's business,

                            * establish metrics for stretch objectives in closing the gap between planned processes and ideal performance, and

                            * identify and implement quick hits for immediate payback.

                            Central to this rapid assessment process is the development of a "common process" model. This model represents California Power Exchange from the value chain perspective and delineates within the model process families that create value for your customers. Rather than view your business from a hierarchical view, using the common process model approach allows a new perspective on process value and a point from which the analysis of process value can begin.

                            Analysis typically reveals three categories that enable a focused approach: 1) strategic or "identity" processes that create competitive advantage for the company; and, 2) "bad fit processes where a mismatch between current and recommended practices will have material impact on the business.


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Performance Driven         Analysis of the current processes is only a starting
Redesign Workshop          point. PSC's unique Performance Driven Redesign
                           (PDR) Workshop will create a workable project plan, a project budget and an aligned team of stakeholders committed to results.

                           Following the process analysis step, a workshop is held for key stakeholders and the appropriate cross section of the business partners, including representatives from your [the] customer segments. Beginning with a "Case For Action" presented by the sponsor, the carefully-scripted workshop agenda establishes those areas of the assessment that require decisions and present the attendees with an appropriate set of exercises for reaching those decisions.

                           These exercises are facilitated by process and technology consultants and produce the environment for critical thinking and teamwork necessary to create innovative and meaningful solutions to California Power Exchange's most important business issues.

                           Participants of the PDR workshop will emerge with:

                           * an understanding of strategic goals for the short and medium term,

                           *  an analytical frame for subsequent analysis,

                           *  a preliminary project plan and project budget, and

                           * an aligned, cross sectional team charged with ownership for business results.

Summary We believe that a phased approach that builds momentum with quick wins and understands the value of business rewards is essential to succeed. Our approach will focus your company on business results, set clear ownership guidelines for the subsequent project phases and establishes clear metrics for business and systems performance. PSC's Business Consulting Group helps its clients get closer to their customers, partner in building new forms of business, and apply technology strategically. This is achieved through an integrated services approach that is aligned to each client's goals. PSC has a strong implementation and service orientation. We implement what we recommend and support what we implement. This approach promotes a commitment to excellence that advisory services cannot.